THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITIES MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE SECURITIES LAWS.

[FORM OF SERIES B PREFERRED STOCK CERTIFICATE]
Certificate Number [ ]                         Number of Shares [ ]

CUSIP: [ ]
ISIN: [ ]

ONITY GROUP, INC.
Series B Perpetual Preferred Stock
(par value $0.01 per share)
(Liquidation Preference $25.00 per share)

ONITY GROUP INC., a Florida corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated Series B Perpetual Preferred Stock, par value $0.01, liquidation preference of $25 per share (the “Series B Preferred Stock”). The shares of Series B Preferred Stock are transferable on the books and records of the Company maintained the registrar and transfer agent for the Series B Preferred Stock (the “Registrar”), which shall initially be Computershare Trust Company N.A., in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby are, and shall in all respects be subject to the provisions of the Amended and Restated Articles of Incorporation of the Company, as amended by the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, Article of Designation, Preferences, and Rights of Series B Perpetual Preferred Stock, filed with the Secretary of State of the State of Florida on November 1, 2024 (as the same may be further amended from time to time, the “Articles of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Articles of Designation. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock as set forth in the Articles of Designation shall for all purposes have the same effect as if set forth in this certificate. The Company will provide a copy of the Articles of Designation to a Holder without charge upon written request to the Company at its principal place of business.

Upon receipt of this executed certificate, the Holder is bound by the Articles of Designation and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this share certificate representing the shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall not be entitled to any benefit under the Articles of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by the undersigned officer of the Company this [●] day of [●], 2024

ONITY GROUP INC.

By: ____________________________
                        Name:
                        Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series B Preferred Stock referred to in the within-mentioned Articles of Designation.

Dated: ,_____

Computershare Trust Company N.A., as Registrar

By: ____________________________
Name:
Title:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Preferred Stock evidenced hereby to:

____________________________________________________
(Insert assignee’s name)

____________________________________________________
(Insert address and zip code of assignee)

___________________________________________________
(Insert assignee’s social security or taxpayer identification, if any)

and irrevocably appoints:______________________________________________________,
as agent to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the registrar or transfer agent for the Series B Preferred Stock. The agent may substitute another to act for him or her.

Date:

Signature:__________________________________________________________
(Sign exactly as your name appears on the front page of this Certificate)

Signature Guarantee:_________________________________________________

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the registrar or transfer agent for the Series B Preferred Stock, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the registrar or transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)1

1 Signature Guarantee requirement shall be waived to extent transfer agent does not require additional assurances or indemnification or, if required, holder provides such assurances and/or indemnification.